UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2005, the Registrant promoted Jim Vincenzo to Chief Financial Officer and Treasurer.

Mr. Vincenzo joined the Registrant in its accounting department on October 3, 2005. Prior to joining the Registrant, Mr. Vincenzo was employed by Physiometrics, Inc., a healthcare service firm, of Mount Laurel NJ from January, 2005 to September, 2005 and served as its Chief Financial Officer until September 30, 2005. Prior to Physiometrics, Mr. Vincenzo was a self-employed consultant from 1999 to 2004 with Grimble & Company, Inc., a management consulting firm. During that time he also served as Treasurer for Purelyweb Corporation, an enterprise software company, in 2001. Prior to Grimble & Company, Mr. Vincenzo worked for Claneil Enterprises, Inc., a venture and investment firm, since 1980 in various of their affiliated companies serving as an officer in certain of their business units.

Mr. Vincenzo will receive compensation of $85,000 per annum for the first 90 days of employment and thereafter increasing to $100,000 per annum. He will receive a one-time payment of $3,500 when his salary increases to $100,000 per annum and will also receive a $400 per month automobile allowance, also effective when his salary increases to $100,000 per annum. In addition, Mr. Vincenzo has been granted options to purchase 250,000 shares of the Registrant’s common stock which shall vest equally over three years and have an exercise price of $0.35 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

October 17, 2005	By:	/s/ Scott Oglum
	Name:	Scott Oglum
	Title:	President